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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Form S-8 registration statements (File No. 33-32956, File No. 33-38898, File No. 333-99 and File No. 333-23857) of Digi International Inc. for its Stock Option Plan; Form S-3 Registration Statement (File No. 33-59223) of Digi International Inc. for the common shares issued as part of the MiLAN Technologies acquisition; and Form S-8 (File No. 333-1821) of Digi International Inc. for its Employee Stock Purchase Plan of our report dated October 28, 1997, with respect to the financial statements of AetherWorks Corporation for the years ended September 30, 1997 and 1996, and the period from February 24, 1993 (inception) to September 30, 1997 included in the Annual Report (Form 10-K) of Digi International Inc. for the year ended September 30, 1997 filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Minneapolis, Minnesota
December 24, 1997